Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**SECURITIES ACT**"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $100,000 Dated as of February 25, 2026

Yocto Investments LLC, a Delaware limited liability company (the "Maker") and the sponsor of Quetta Acquisition Corp., a Delaware corporation (the "SPAC"), promises to pay to the order of Smart Kreate Group Limited, a British Virgin Islands company, or its registered assigns or successors in interest (the "Payee"), or order, the principal sum of up to One Hundred Thousand Dollars ($100,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. **Principal.** The principal balance of this Note shall be due and payable by the Maker upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below (the "Maturity Date"). The principal balance may be prepaid at any time prior to the Maturity Date without penalty upon written notice by the Maker to the Payee, subject to the terms of Section 1(b) hereof. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

   (a) Each of the following shall constitute a "Repayment/Conversion Trigger Event":

      (i) The closing of a merger, consolidation, or other business combination through which the SPAC acquires an entity for its initial business combination (a "De-SPAC Transaction"); or

      (ii) The termination of the discussion of a potential initial business combination between the SPAC and the Payee (the "Proposed Transaction") without any definitive agreement being entered into by the Payee and the SPAC within three (3) months following the execution of the letter of intent entered by and between the SPAC and the Payee on or around the date hereof (the "LOI"), as evidenced by either a written notice from either the Maker or the Payee delivered to the other in accordance with Section 10 hereof, provided both the Maker and the Payee claiming termination does not seriously deviate from the material terms outlined in the LOI;

   (b) **Form of Repayment**. In the event of a Repayment/Conversion Trigger Event pursuant to Section 1(a)(ii), all amounts due under this Note shall be repaid by the Maker in cash. Notwithstanding the foregoing, in the event of a Repayment/Conversion Trigger Event pursuant to Section 1(a)(i), the Note shall, in lieu of cash repayment, be converted into that number of securities of the SPAC or the post-De-SPAC surviving company, as may be agreed by the Maker and the SPAC in the definitive agreements relating to the Proposed Transaction.

2. **Interest.** No interest shall accrue on the unpaid principal balance of this Note.

3. **Application of Payments.** All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney's fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. **Events of Default.** The following shall constitute an event of default ("**Event of Default**"):

(a) **Failure to Make Required Payments.** Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) **Voluntary Liquidation, Etc.** The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) **Involuntary Bankruptcy, Etc.** The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. **Remedies.**

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

6. **Waivers.** Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

7. **Unconditional Liability.** Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker's liability hereunder.

8. **Notices.** Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

1185 Avenue of the Americas
Suite 301
New York, NY 10036
Attn: Hui Chen

If to Payee:

Unit B8, 11/F
NCB Innovation Centre
No. 888 Lai Chi Kok Road
Kowloon, Hong Kong
Attn: Ka Ki Chiu

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9. **Construction.** THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. **Jurisdiction.** All disputes and controversies arising out of or in connection with this Note shall be resolved by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the "Rules") in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules.

11. **Severability.** Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. **Trust Waiver.** The Payee has been provided a copy of the Prospectus. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind ("**Claim**") in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the "**IPO**") conducted by the Maker and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. If Maker does not consummate a Business Combination, this Note shall be repaid only from amounts remaining outside of the trust account, if any.

13. **Amendment; Waiver.** Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. **Assignment.** No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. **Further Assurance.** The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

YOCTO INVESTMENTS LLC

By: /s/ Chen Chen

Name: Chen Chen
Title: Member

[Signature Page to Promissory Note]